Exhibit 99.1

Contact:	Robert Jaffe Co., LLC
(424) 288-4098
Robert Jaffe

LANNETT REPORTS SOLID FISCAL 2016 THIRD QUARTER RESULTS

—Company Reports Record Net Sales of $164 Million, Adjusted Operating Income of $65 Million; Continues to Expect its Fourth Quarter to Be In Line with Previous Outlook—

Philadelphia, PA — May 3, 2016 — Lannett Company, Inc. (NYSE: LCI) today reported financial results for its fiscal 2016 third quarter and nine months ended March 31, 2016.  As previously announced, the company completed the acquisition of Kremers Urban Pharmaceuticals Inc. (KU) on November 25, 2015.  Accordingly, fiscal 2016 third quarter and year-to-date financial results include the operations of KU since the acquisition date.

For the fiscal 2016 third quarter reported on a Non-GAAP basis, adjusted total net sales increased to $163.7 million from $99.4 million in last year’s third quarter.  Adjusted gross profit was $97.4 million, or 59% of net sales, compared with $75.7 million, or 76% of net sales, for the fiscal 2015 third quarter.  Adjusted research and development (R&D) expenses increased to $16.4 million from $9.2 million.  Adjusted selling, general and administrative (SG&A) expenses were $15.8 million compared with $11.6 million.  Adjusted operating income increased to $65.2 million from $54.9 million for the prior-year third quarter.  Adjusted net income attributable to Lannett was $27.9 million, or $0.75 per diluted share, compared with $36.6 million, or $0.98 per diluted share, for the fiscal 2015 third quarter.

On a GAAP basis, for the fiscal 2016 third quarter, total net sales before adjustment were $163.7 million compared with $99.4 million in last year’s third quarter.  As previously announced, the company recorded a pre-tax, non-recurring settlement agreement of $23.6 million during the fiscal 2016 third quarter, which was recorded as a reduction to net sales.  As a result, total net sales for the fiscal 2016 third quarter were $140.1 million.  Gross profit was $57.5 million compared with $75.6 million.  Primarily due to the inclusion of KU’s lower-margin business and the impact of the settlement agreement, gross profit as a percentage of net sales was 41% compared with 76% in last year’s third quarter.

R&D expenses increased to $16.5 million from $9.2 million for the fiscal 2015 third quarter.  SG&A expenses were $16.2 million compared with $11.6 million.  Acquisition and integration-related expenses were $1.5 million compared with $587 thousand in the prior-year third quarter.  The company implemented a restructuring plan in February 2016, which resulted in a charge of $4.7 million in the fiscal 2016 third quarter.  Operating income was $18.6 million compared with $54.3 million.  Interest expense was $27.0 million compared with $8 thousand for the third quarter of fiscal 2015.  Net loss attributable to Lannett was $5.5 million, or $0.15 per share, compared to net income attributable to Lannett of $36.2 million, or $0.97 per diluted share, for the fiscal 2015 third quarter.

“We continued with our strategy to enhance our near and longer term prospects,” said Arthur Bedrosian, chief executive officer of Lannett.  “In March, we met with a key former customer to attempt to re-establish a relationship with KU and initiate a relationship with Lannett; we appreciate their willingness to quickly resolve our minor differences and look forward to a long-term association.  In April, we expanded our collaboration with a strategic partner to co-develop a generic insulin product for the $21 billion U.S. market.  In addition, our efforts are on track to complete the integration of KU and implement substantial cost savings throughout the organization.  Looking ahead, we expect our financial performance in fiscal 2017 and beyond to benefit from three recent drug approvals and a deep pipeline that includes 31 product applications pending at the FDA.

“Our overall third quarter financial performance was affected by a number of factors.  The substantial increase in net sales was driven by the first full quarter of KU operations; however, our results were impacted by interest expense related to the debt financing of the KU acquisition.”

For the first nine months of fiscal 2016 reported on a Non-GAAP basis, adjusted total net sales increased to $397.2 million from $307.6 million in the comparable prior-year period.  Adjusted gross profit was $256.1 million, or 64% of net sales, compared with $234.5 million, or 76% of net sales, for the first nine months of fiscal 2015.  Adjusted R&D expenses were $32.0 million compared with $23.4 million.  Adjusted SG&A expenses were $41.2 million compared with $32.9 million for first nine months of the prior year.  Adjusted operating income increased to $182.9 million from $178.2 million.  Adjusted net income attributable to Lannett was $100.4 million, or $2.69 per diluted share, compared with $117.8 million, or $3.18 per diluted share, for the fiscal 2015 first nine months.

For the first nine months of fiscal 2016 reported on a GAAP basis, total net sales before adjustment rose 29% to $397.2 million from $307.6 million in the comparable prior-year period.  Total net sales, which includes the settlement agreement discussed above, were $373.6 million compared with $307.6 million.  Gross profit, including the impact of the settlement agreement, was $206.6 million, or 55% of net sales, compared with $234.4 million, or 76% of net sales.  R&D expenses increased to $32.1 million from $23.4 million for the first nine months of fiscal 2015.  SG&A expenses were $46.4 million compared with $32.9 million.  Acquisition and integration-related expenses were $23.0 million compared with $2.7 million in the prior-year period.  As noted above, restructuring expenses were $4.7 million for the nine months of fiscal 2016.  Operating income was $100.4 million compared with $175.5 million.  Interest expense was $38.8 million compared with $119 thousand for the first nine months of fiscal 2015.  Net income attributable to Lannett Company was $41.2 million, or $1.10 per diluted share, which includes the pre-tax settlement agreement discussed above.  For the comparable prior-year period, net income attributable to Lannett Company was $116.0 million, or $3.13 per diluted share.

Guidance for Fiscal 2016

The company’s fiscal 2016 third quarter was favorably impacted by a number of factors, including product mix and manufacturing efficiencies, which are not expected to continue in the fourth quarter.  The company continues to expect its fiscal 2016 fourth quarter performance on an adjusted basis to be in line with its previous outlook.

Conference Call Information and Forward-Looking Statements

Later today, the company will host a conference call at 4:30 p.m. ET to review its results of operations for the fiscal 2016 third quarter ended March 31, 2016.  The conference call will be available to interested parties by dialing 888-771-4371 from the U.S. or Canada, or 847-585-4405 from international locations, passcode 42449989.  The call will be broadcast via the Internet at www.lannett.com.  Listeners are encouraged to visit the website at least 10 minutes prior to the start of the scheduled presentation to register, download and install any necessary audio software.  A playback of the call will be archived and accessible on the same website for at least three months.

Discussion during the conference call may include forward-looking statements regarding such topics as, but not limited to, the company’s financial status and performance, regulatory and operational developments, and any comments the company may make about its future plans or prospects in response to questions from participants on the conference call.

Use of Non-GAAP Financial Measures

This news release contains references to Non-GAAP financial measures, including Adjusted net income attributable to the Company, and its components, as well as Adjusted earnings per diluted share, which are financial measures that are not prepared in conformity with United States generally accepted accounting principles (U.S. GAAP).  The Company’s management believes that the presentation of Non-GAAP financial measures provides useful supplementary information regarding operational performance, because it enhances an investor’s overall understanding of the financial results for the Company’s core business.  Additionally, it provides a basis for the comparison of the financial results for the Company’s core business between current, past and future periods.  Non-GAAP financial measures should be considered only as a supplement to, and not as a substitute for or as a superior measure to, financial measures prepared in accordance with U.S. GAAP.

Adjusted net income and Adjusted earnings per diluted share exclude, among others, the effects of (1) the amortization of purchased intangibles, (2) acquisition and integration-related expenses and other purchase accounting entries, (3) non-cash interest expense, as well as (4) certain other items considered unusual or non-recurring in nature.

The company’s fiscal 2016 guidance has been provided only on a Non-GAAP basis.  This is due to the inherent difficulty of forecasting the timing or amount of items that would be included in the most directly comparable forward-looking GAAP financial measures.  Because a reconciliation is not available without unreasonable effort, it is not included in this release.

About Lannett Company, Inc.:

Lannett Company, founded in 1942, develops, manufactures, packages, markets and distributes generic pharmaceutical products for a wide range of medical indications.  For more information, visit the company’s website at www.lannett.com.

This news release contains certain statements of a forward-looking nature relating to future events or future business performance.  Any such statements, including, but not limited to, realizing the expected benefits of optimizing operations, enhancing efficiencies or significantly reducing costs and achieving the financial metrics stated in the company’s guidance for fiscal 2016, whether expressed or implied, are subject to risks and uncertainties which can cause actual results to differ materially from those currently anticipated due to a number of factors which include, but are not limited to, the difficulty in predicting the timing or outcome of FDA or other regulatory approvals or actions, the ability to successfully commercialize products upon approval, including acquired products, and Lannett’s estimated or anticipated future financial results, future inventory levels, future competition or pricing, future levels of operating expenses, product development efforts or performance, and other risk factors discussed in the company’s Form 10-K and other documents filed with the Securities and Exchange Commission from time to time.  These forward-looking statements represent the company’s judgment as of the date of this news release.  The company disclaims any intent or obligation to update these forward-looking statements.

# # #

FINANCIAL SCHEDULES FOLLOW

LANNETT COMPANY, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

	(Unaudited)
	March 31, 2016	June 30, 2015

ASSETS
Current assets:
Cash and cash equivalents	$225,446	$200,340
Investment securities	12,959	13,467
Accounts receivable, net	183,624	91,103
Inventories	116,511	46,191
Prepaid income taxes	15,253	—
Deferred tax assets	23,808	16,270
Other current assets	23,995	3,175
Total current assets	601,596	370,546
Property, plant and equipment, net	220,199	94,556
Intangible assets, net	598,418	29,090
Goodwill	313,451	141
Deferred tax assets	10,036	12,495
Other assets	8,676	1,938
TOTAL ASSETS	$1,752,376	$508,766

LIABILITIES
Current liabilities:
Accounts payable	$33,038	$19,195
Accrued expenses	9,181	4,928
Accrued payroll and payroll-related expenses	6,717	10,397
Rebates payable	16,993	7,553
Royalties payable	5,779	—
Restructuring liability	3,008	—
Accrued interest payable	10,823	—
Settlement liability	10,700	—
Income taxes payable	—	1,340
Acquisition-related contingent consideration	35,000	—
Current portion of long-term debt	45,640	135
Total current liabilities	176,879	43,548
Long-term debt, net	1,008,212	874
Restructuring liability	77	—
Settlement liability	13,414	—
Other liabilities	6,268	578
TOTAL LIABILITIES	1,204,850	45,000
Commitments and Contingencies

STOCKHOLDERS’ EQUITY
Common stock ($0.001 par value, 100,000,000 shares authorized; 37,112,119 and 36,783,381 shares issued; 36,569,363 and 36,264,585 shares outstanding at March 31, 2016 and June 30, 2015, respectively)	37	37
Additional paid-in capital	279,874	236,178
Retained earnings	274,784	233,573
Accumulated other comprehensive loss	(280)	(295)
Treasury stock (542,756 and 518,796 shares at March 31, 2016 and June 30, 2015, respectively)	(7,277)	(6,080)
Total Lannett Company, Inc. stockholders’ equity	547,138	463,413
Noncontrolling interest	388	353
Total stockholders’ equity	547,526	463,766
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,752,376	$508,766

LANNETT COMPANY, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(In thousands, except share and per share data)

	Three months ended		Nine months ended
	March 31,		March 31,
	2016	2015	2016	2015

Net sales	$163,712	$99,352	$397,204	$307,561
Settlement agreement	(23,598)	$—	(23,598)	$—
Total net sales	140,114	99,352	373,606	307,561
Cost of sales	75,345	23,694	155,964	73,094
Amortization of intangibles	7,278	20	11,079	61
Gross profit	57,491	75,638	206,563	234,406
Operating expenses:
Research and development expenses	16,495	9,159	32,092	23,358
Selling, general, and administrative expenses	16,157	11,617	46,359	32,923
Acquisition and integration-related expenses	1,473	587	23,000	2,656
Restructuring expenses	4,749	—	4,749	—
Total operating expenses	38,874	21,363	106,200	58,937
Operating income	18,617	54,275	100,363	175,469
Other income (loss)
Investment income (loss)	204	(8)	69	895
Interest expense	(26,988)	(8)	(38,820)	(119)
Other	(46)	(26)	(76)	(6)
Total other income (loss)	(26,830)	(42)	(38,827)	770
Income (loss) before income tax	(8,213)	54,233	61,536	176,239
Income tax expense (benefit)	(2,743)	17,973	20,270	60,208
Net income (loss)	(5,470)	36,260	41,266	116,031
Less: Net income attributable to noncontrolling interest	20	27	55	55
Net income (loss) attributable to Lannett Company, Inc.	$(5,490)	$36,233	$41,211	$115,976

Earnings (loss) per common share attributable to Lannett Company, Inc.
Basic	$(0.15)	$1.01	$1.13	$3.25
Diluted	$(0.15)	$0.97	$1.10	$3.13

Weighted average common shares outstanding:
Basic	36,495,961	35,880,954	36,398,030	35,715,061
Diluted	36,495,961	37,210,138	37,383,742	37,082,138

LANNETT COMPANY, INC.

RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION (UNAUDITED)

(In thousands, except share and per share data)

	Three months ended				Three months ended
	March 31,				March 31,
	GAAP			Non-GAAP	GAAP			Non-GAAP
	Reported	Adjustments		Adjusted	Reported	Adjustments		Adjusted
	2016	2016		2016	2015	2015		2015

Net sales	163,712	—		163,712	99,352	—		99,352
Settlement agreement	(23,598)	23,598	(a)	—	—	—		—
Total net sales	140,114	23,598		163,712	99,352	—		99,352
Cost of sales	75,345	(9,004	)(b)	66,341	23,694	—		23,694
Amortization of intangibles	7,278	(7,278	)(c)	—	20	(20	)(c)	—
Gross profit	57,491	39,880		97,371	75,638	20		75,658
Operating expenses:
Research and development expenses	16,495	(90	)(b)	16,405	9,159	—		9,159
Selling, general, and administrative expenses	16,157	(365	)(d)	15,792	11,617	—		11,617
Acquisition and integration-related expenses	1,473	(1,473	)(e)	—	587	(587	)(e)	—
Restructuring expenses	4,749	(4,749	)(f)	—	—	—		—
Total operating expenses	38,874	(6,677)		32,197	21,363	(587)		20,776
Operating income	18,617	46,557		65,174	54,275	607		54,882
Other income (loss):	(26,830)	5,003	(g)	(21,827)	(42)	—		(42)
Income (loss) before income tax	(8,213)	51,560		43,347	54,233	607		54,840
Income tax expense (benefit)	(2,743)	18,180	(h)	15,437	17,973	198	(h)	18,171
Net income (loss)	(5,470)	33,380		27,910	36,260	409		36,669
Less: Net income attributable to noncontrolling interest	20	—		20	27	—		27
Net income (loss) attributable to Lannett Company, Inc.	(5,490)	33,380		27,890	36,233	409		36,642

Earnings (loss) per common share attributable to Lannett Company, Inc.
Basic	$(0.15)			$0.76	$1.01			$1.02
Diluted	$(0.15)			$0.75	$0.97			$0.98

Weighted average common shares outstanding:
Basic	36,495,961			36,495,961	35,880,954			35,880,954
Diluted	36,495,961			37,379,473	37,210,138			37,210,138

(a) To exclude expense related to a settlement agreement with a former customer

(b) To exclude amortization of a fair value step-up in inventory and depreciation of a fair value step-up in property, plant and equipment related to the acquisition of Kremers Urban Pharmaceuticals, Inc.

(c) To exclude amortization of purchased intangible assets primarily related to the acquisition of Kremers Urban Pharmaceuticals, Inc. and Silarx Pharmaceuticals, Inc.

(d) To exclude amortization of purchased intangibles related to the acquisition of Kremers Urban Pharmaceuticals, Inc.

(e) To exclude acquisition and integration-related expenses primarily related to the acquisition of Kremers Urban Pharmaceuticals Inc.

(f) To exclude expenses associated with the 2016 Restructuring Plan

(g) To exclude non-cash interest expense associated with debt issuance costs

(h) The tax effect of the pre-tax adjustments included above at applicable tax rates

LANNETT COMPANY, INC.

RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION (UNAUDITED)

(In thousands, except share and per share data)

	Nine months ended				Nine months ended
	March 31,				March 31,
	GAAP			Non-GAAP	GAAP			Non-GAAP
	Reported	Adjustments		Adjusted	Reported	Adjustments		Adjusted
	2016	2016		2016	2015	2015		2015

Net sales	397,204	—		397,204	307,561	—		307,561
Settlement agreement	(23,598)	23,598	(a)	—	—	—
Total net sales	373,606	23,598		397,204	307,561	—		307,561
Cost of sales	155,964	(14,904	)(b)	141,060	73,094	—		73,094
Amortization of intangibles	11,079	(11,079	)(c)	—	61	(61	)(c)	—
Gross profit	206,563	49,581		256,144	234,406	61		234,467
Operating expenses:
Research and development expenses	32,092	(90	)(b)	32,002	23,358	—		23,358
Selling, general, and administrative expenses	46,359	(5,119	)(d)	41,240	32,923	—		32,923
Acquisition and integration-related expenses	23,000	(23,000	)(e)	—	2,656	(2,656	)(e)	—
Restructuring expenses	4,749	(4,749	)(f)	—	—	—		—
Total operating expenses	106,200	(32,958)		73,242	58,937	(2,656)		56,281
Operating income	100,363	82,539		182,902	175,469	2,717		178,186
Other income (loss):	(38,827)	7,666	(g)	(31,161)	770	—		770
Income before income tax	61,536	90,205		151,741	176,239	2,717		178,956
Income tax expense	20,270	31,040	(h)	51,310	60,208	928	(h)	61,136
Net income	41,266	59,165		100,431	116,031	1,789		117,820
Less: Net income attributable to noncontrolling interest	55	—		55	55	—		55
Net income attributable to Lannett Company, Inc.	41,211	59,165		100,376	115,976	1,789		117,765

Earnings per common share attributable to Lannett Company, Inc.
Basic	$1.13			$2.76	$3.25			$3.30
Diluted	$1.10			$2.69	$3.13			$3.18

Weighted average common shares outstanding:
Basic	36,398,030			36,398,030	35,715,061			35,715,061
Diluted	37,383,742			37,383,742	37,082,138			37,082,138

(a) To exclude expense related to a settlement agreement with a former customer

(b) To exclude amortization of a fair value step-up in inventory and depreciation of a fair value step-up in property, plant and equipment related to the acquisition of Kremers Urban Pharmaceuticals, Inc.

(c) To exclude amortization of purchased intangible assets primarily related to the acquisition of Kremers Urban Pharmaceuticals, Inc. and Silarx Pharmaceuticals, Inc.

(d) To exclude separation expenses associated with certain employees as well as amortization of purchased intangibles related to the acquisition of Kremers Urban Pharmaceuticals, Inc.

(e) To exclude acquisition and integration-related expenses primarily related to the acquisition of Kremers Urban Pharmaceuticals Inc.

(f) To exclude expenses associated with the 2016 Restructuring Plan

(g) To exclude non-cash interest expense associated with debt issuance costs

(h) The tax effect of the pre-tax adjustments included above at applicable tax rates